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                      NONQUALIFIED STOCK OPTION AGREEMENT


         NONQUALIFIED STOCK OPTION AGREEMENT, dated as of September 27, 1996 (this "Agreement"), between Michael L. Fulbright (the "Optionee") and The Bibb Company, a Delaware corporation (the "Company").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Optionee has agreed to become President and Chief Executive Officer of the predecessor of the Company pursuant to the terms of an Employment Agreement dated as of August 26, 1996, between Optionee and the predecessor of the Company (the "Employment Agreement"); and

         WHEREAS, Section 4(c) of the Employment Agreement provides that the Optionee will receive certain options from the Company; and

         WHEREAS, the provisions of the Employment Agreement were assigned by operation of law as a consequence of the Merger of the Company and the predecessor of the Company, pursuant to the Agreement and Plan of Merger effective September 27, 1996;

         WHEREAS, the Company wishes to confirm through this Agreement the terms and conditions of the stock options granted to the Optionee as a consequence of said actions; and

         WHEREAS, the option granted hereby is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

    1.   Option.
         ------

         (a) Pursuant to Section 4(c) of the Employment Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase 200,000 shares of Common Stock, $.01 par value of the Company (the "Option Shares") at a purchase price per share of $7.10 (the "Option Price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, all subject, however, to the terms and conditions hereinafter set forth.

         (b) Subject to Section 3(a) hereof, this Option (until terminated as hereinafter provided) shall be exercisable only to the extent of 33% of the shares covered hereby after the Optionee shall have been in the continuous
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employ of the Company or any Subsidiary through the first anniversary of
September 27, 1996 (the "Date of Grant") to the extent of an additional 33% of the shares covered hereby after the Optionee shall have been in the continuous employ of the Company or any Subsidiary through the second anniversary of the Date of Grant and to the extent of an additional 34% of the shares covered hereby after the Optionee shall have been in the continuous employ of the Company or any Subsidiary through August 26, 1999. For purposes of this Agreement, the employment of the Optionee with the Company or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary by reason of the transfer of his employment among or between the Company and its Subsidiaries. For the purpose of this paragraph, leaves of absence approved by the Board of Directors of the Company, or any committee thereof, for illness, military or government service, or other cause, shall be considered as employment.

         (c) To the extent exercisable, the Option may be exercised in whole, or in part from time to time, until expiration as provided in Section 1(d).

         (d) This Option shall terminate on the earliest of the following dates:

         (i) On the date on which the Optionee ceases to be an employee of the Company or a Subsidiary unless he ceases to be such an employee in a manner described in (ii) or (iii) below.

         (ii) 60 days after the Optionee ceases to be an employee of the Company or any Subsidiary if Optionee's employment is terminated pursuant to Section 7(a)(vii) of the Employment Agreement.

         (iii) 90 days after the date on which Optionee's employment is terminated as a result of Optionee's death or Disability (as defined in Section 7(b) of the Employment Agreement).

         (iv) Five years from the Date of Grant.

         In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Company or a Subsidiary, and the Board shall so find, the Option shall terminate at the time of such act, notwithstanding any other provision of this Agreement.

         Nothing in this Section 1(d) shall be construed to modify or enlarge the rights of the Optionee and the conditions of exercising this Option as set forth in Section 1(b) hereof, and at no time shall any right to exercise this Option accrue to the Optionee unless and to the extent that the conditions set forth in Section 1(b) shall have been satisfied.

         (e) Nothing contained in this Agreement shall limit whatever right the Company or any Subsidiary might otherwise have to terminate the employment of the Optionee.

    2.   Exercise; Payment for Shares.
         ----------------------------

                                       2
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         (a) This Option shall be exercised by Optionee by delivery to the
Company of (i) an Exercise Notice in the form attached to this Agreement as Annex A, appropriately completed and duly executed and dated by the Optionee,
(ii) payment in full of the Option Price for the number of shares which the Optionee is purchasing hereunder as required by Section 2(b), and (iii) payment in full to the Company of any amounts required to be paid pursuant to Section 2(c).

         (b) The Option Price shall be payable (i) in cash or by check (certified, personal or bank check) acceptable to the Company, (ii) nonforfeitable unrestricted shares of Common Stock which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, or (iii) a combination of the foregoing.

         (c) If the Company shall be required to withhold any Federal, state, local or foreign tax in connection with exercise of the Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes.

    3.   Change in Control; Adjustments.
         ------------------------------

         (a) Upon the earlier to occur of (i) Optionee's death or Disability,
(ii) Optionee's termination of employment other than pursuant to Section 7(a)(iv) or (v) of the Employment Agreement or (iii) a Change in Control (as defined in Section 7(e) of the Employment Agreement, as amended), the Option shall, notwithstanding Section 1(b), become immediately exercisable in full. If any event or series of events constituting a Change in Control shall be abandoned, the effect thereof shall be null and of no further force and effect and the provisions of Section 1(b) shall be reinstated but without prejudice to any exercise of the Option that may have occurred prior to such nullification.

         (b) (i) The Board may make or provide for such adjustments in the number and kind of shares of the Company's Common Stock covered by the Option and in the Option Price, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to the foregoing.

           (ii) In the event of any such transaction or event, the Board may provide in substitution for the Option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this Option.

    4.   No Transfer of Option.
         ---------------------

         The Option may not be transferred by the Optionee except by will or the laws of descent and distribution. The Option may not be exercised during the Optionee's lifetime except by the Optionee or, in the event of the Optionee's

                                       3
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legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision.

    5.   Modification of Option.
         ----------------------

         The Option may be amended by the Board; provided that no such amendment
                                                 --------
that adversely affects the Optionee shall be effective without the consent of the Optionee.

    6.   Limitations on Exercise of Option.
         ---------------------------------

         The Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law and unless under such laws at the time of exercise the shares purchasable upon exercise are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

    7.   Rights as Stockholder.
         ---------------------

         The holder of this Option shall not be, nor have any of the rights or privileges of, a holder of the Company's Common Stock in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

    8.  Fractional Shares.
         -----------------

         The Company shall not be required to issue any fractional shares of Common Stock pursuant to the Option.

    9.   Definition of Subsidiary.  As used in this Agreement,
         ------------------------

         "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

                                       4
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         EXECUTED at Atlanta, Georgia as of the 27th day of September, 1996.

                                     THE BIBB COMPANY


                                     By:    /s/ A. William Ott
                                            ----------------------------------
                                     Name:  A. William Ott
                                            ----------------------------------
                                     Title: Chief Financial Officer
                                            ----------------------------------


ACCEPTED AND AGREED


By: /s/ Michael L. Fulbright
    ----------------------------
    Michael L. Fulbright

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                                    ANNEX A
                                      to
                      Nonqualified Stock Option Agreement
                      -----------------------------------



                            Form of Exercise Notice
                            -----------------------



         Pursuant to the Non-Qualified Stock Option Agreement dated as of September 27, 1996 between the undersigned and The Bibb Company (the "Company"), the undersigned hereby elects to exercise his option as follows:

         (a)  Number of shares purchased:   ______________

         (b) Total purchase price ((a) x Option Exercise Price):  $_____________

         Please issue a single certificate for the shares being purchased in the name of the undersigned. The registered address on such certificate should be:

                   -------------------------------------------

-------------------------------------------------------------


The undersigned's social security number is:  __________________.



Date: ______________           ________________________________________________
                                                    Optionee